Exhibit 10.21

PERFORMANCE AWARD AND CASH BONUS PLAN OF

TRANSOCEAN LTD.

(As Established January 1, 2009)

I.

GENERAL

1.1	PURPOSE OF THE PLAN

The Performance Award and Cash Bonus Plan (the “Plan”) of Transocean Ltd., a Swiss corporation (the “Company”), is intended to advance the best interests of the Company and its subsidiaries by providing employees with additional incentives through the grant of cash awards based on the performance of the employee or the Company, thereby increasing the personal stake of such employees in the continued success and growth of the Company and encouraging them to remain in the employ of the Company.

1.2	ADMINISTRATION OF THE PLAN

(a)       The Plan shall be administered by the Executive Compensation Committee or other designated committee (the “Committee”) of the Board of Directors of the Company (the “Board of Directors”) which shall consist of at least three Directors who are not eligible to participate in the Plan. The Committee shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All decisions and acts of the Committee shall be final and binding upon all affected Plan participants.

(b)       The Committee shall designate the eligible employees, if any, to be granted awards under the Plan and the type and amount of such awards and the time when awards will be granted. All awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided.

(c)       The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to either of the Chief Executive Officer or other executive officer of the Company with regard to (i) the selection for participation in this Plan of an officer at the level of senior vice president or above or any other person subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (ii) decisions concerning the timing or amount of an award to such an officer or other person.

(d)       No member of the Board of Directors or Committee, and neither a Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith.

1.3	ELIGIBLE PARTICIPANTS

Employees, including officers of the Company and its subsidiaries, and of partnerships or joint ventures in which the Company and its subsidiaries have a significant interest as determined by the Committee (all of such subsidiaries, partnerships and joint ventures being referred to as “Subsidiaries”) shall be eligible to participate in the Plan. Directors who are not employees of the Company or its Subsidiaries shall not be eligible to participate in the Plan.

1.4	AWARDS UNDER THE PLAN

Awards under the Plan may be in the form of (i) performance awards pursuant to Article II (“Performance Awards”), or (ii) cash bonuses and awards pursuant to Article III.

1.5	OTHER COMPENSATION PROGRAMS

The existence and terms of the Plan shall not limit the authority of the Board of Directors in compensating employees of the Company and its Subsidiaries in such other forms and amounts, including compensation pursuant to any other plans as may be currently in effect or adopted in the future, as it may determine from time to time.

II.

PERFORMANCE AWARDS

2.1	TERMS AND CONDITIONS OF AWARDS

Subject to the following provisions, Performance Awards expressed as an amount of cash may be granted by the Committee in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine. Each grant of a Performance Award shall specify the amount and nature of the Performance Award to be received by the employee subject to satisfaction of specified “Performance Objectives” within a specified “Performance Period.”

(a)       Performance Period. The Performance Period with respect to each Performance Award shall be the period of time within which the Performance Objectives relating to that award are to be achieved. The Committee shall determine the length of the Performance Period.

(b)       Performance Objectives. Performance Awards shall be deemed to have been earned by an employee based upon achievement of Performance Objectives specified by the Committee at the time of grant. Such Performance Objectives may be described in terms of Company-wide objectives or of objectives which are related to performance of the employee or of the Subsidiary, division, department or function within the Company in which the employee is employed. Performance Objectives relating to any particular grant of a Performance Award need not be the same as those relating to any other grant, whether made at the same or a different time. The Committee may specify in connection with each grant of a Performance Award a minimum acceptable level of achievement of the relevant Performance Objectives (the “Minimum”). If during the Performance Period relating to any Performance Award

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events or transactions occur which, in the sole judgment of the Committee, cause the Performance Objectives or Minimum relating to such Performance Award to be an inappropriate measure of the achievement of the employee, the Committee may adjust such Performance Objectives or Minimum.

(c)       Earning of Award. The Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, determine the extent to which the Performance Award to which such Performance Period relates has been earned by the employee through achievement of the relevant Performance Objectives. If the Performance Objectives have been attained or exceeded, the employee shall be deemed to have earned such Performance Award in full. If the Performance Objectives have not been attained but the relevant Minimum, if any, has been attained or exceeded, the percentage of the Performance Award deemed to have been earned by the employee shall be determined in accordance with a formula prescribed by the Committee at the time such Performance Award was granted. If the Minimum has not been attained, the employee shall be deemed not to have earned the Performance Award. If a Performance Award is granted at any time after the first day of a Performance Period, the amount of such Award shall be the amount determined pursuant to this paragraph multiplied by a fraction, the numerator of which is the number of months during the Performance Period during which such grant was in effect, and the denominator of which is the total number of months in the Performance Period.

(d)       Termination of Employment. If an employee’s employment has terminated because of death, disability (as determined by the Committee) or retirement (under a retirement program of the Company or one of its Subsidiaries or otherwise as determined by the Committee) prior to the end of the Performance Period, the extent to which a Performance Award shall be deemed to have been earned shall be determined by multiplying the amount of the Performance Award which would have been earned had the employee’s employment not been terminated by a fraction, the numerator of which is the number of full calendar months such employee was employed during the Performance Period and the denominator of which is the total number of full calendar months in the Performance Period. If the employee’s employment terminates for any reason other than as described in the preceding sentence, the employee shall be deemed not to have earned the Performance Award or any part thereof unless the Committee determines otherwise in its sole discretion (in which event the extent to which the Performance Award shall be deemed to have been earned shall not exceed the amount determined pursuant to the preceding sentence).

(e)       Distributions. A Performance Award, to the extent that it has been earned, shall be distributed in a cash lump-sum no later than the March 15th of the calendar year following the calendar year in which the Performance Period is completed.

(f)        Change of Control. Notwithstanding any other provision of this Section 2.1 or contained in any Performance Award granted hereunder, upon the occurrence of a Change of Control (as defined in Section 4.7), the Performance Awards for the Performance Period during which the Change of Control occurs will be based on the sum of (i) the greater of (a) presumed achievement at the target level or (b) actual

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achievement of applicable Performance Objectives through the date of the Change of Control, plus (ii) presumed achievement at the target level for the remainder of the Performance Period beginning on the date following the Change of Control and ending on the last day of the Performance Period. In the event an employee’s employment terminates after the Change of Control and prior to the end of the Performance Period in which the Change of Control occurs, the employee shall be entitled to receive a Performance Award based on the sum of the full amount in (i) above through the date of the Change of Control, and a pro-rata portion of the amount in (ii) above, determined by multiplying such amount by a fraction, the numerator of which is the number of days of the employee’s employment in the Performance Period after the Change of Control and the denominator of which is the number of days in the Performance Period after the Change of Control. Notwithstanding the provision of Section 2.1(b), following a Change of Control the Committee shall not adjust the Performance Objectives or Minimum or other terms specified in a Performance Award in effect immediately prior to the Change of Control in a manner adverse to the Participant.

III.

CASH BONUSES AND AWARDS

3.1	CASH BONUSES AND AWARDS

The Committee, from time to time, may grant cash bonuses and other cash awards. The Committee may also delegate the authority to grant cash bonuses and awards in accordance with policies adopted by the Committee. All bonuses and awards granted under this Section 3.1 shall be subject to such terms and conditions as the Committee, in its discretion, may determine from time to time; any such bonuses or awards granted under this Section 3.1 shall be paid no later than the March 15th of the calendar year immediately following the calendar year in which such bonus or award was granted.

IV.

ADDITIONAL PROVISIONS

4.1	AMENDMENTS

(a)       The Board of Directors may, in its sole discretion, discontinue the Plan at any time, or amend it from time to time.

(b)       The Committee shall have the authority to amend any grant to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

4.2	CANCELLATION OF AWARDS

Any award granted under the Plan may be canceled at any time with the consent of the holder and a new award may be granted to such holder in lieu thereof, which award may, in the discretion of the Committee, be on more favorable terms and conditions than the canceled award.

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4.3	WITHHOLDING

Payments under the Plan shall be net of an amount sufficient to satisfy any federal, state or local withholding tax liability.

4.4	NON-ASSIGNABILITY

No award under the Plan shall be assignable or transferable by the holder thereof except by will or by the laws of descent and distribution.

4.5	NON-UNIFORM DETERMINATIONS

Determinations by the Committee (or its delegate) under the Plan (including, without limitation, determinations of the persons to receive awards; the form, amount and timing of such awards; the terms and provisions of such awards and the agreements evidencing same; and determinations with respect to terminations of employment) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

4.6	NO GUARANTEE OF EMPLOYMENT

The grant of an award under the Plan shall not constitute an assurance of continued employment for any period.

4.7	CHANGE OF CONTROL

A “Change of Control” means:

(a)       The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding ordinary shares of the Company (the “Outstanding Company Ordinary Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company or (iv) any acquisition by any corporation or other entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 6.10; or

(b)       Individuals who, as of the date hereof, constitute the Board of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of the Company; provided, however, that for purposes of this Section 6.10 any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered

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as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of the Company; or

(c)       Consummation of a scheme of arrangement, reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding ordinary shares or shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding ordinary shares or shares of common stock of the corporation or other entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation or other entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the action of the Board of the Company providing for such Business Combination; or

(d)       Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

4.8	EFFECTIVE DATE

The Plan is hereby established effective January 1, 2009.

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                        IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers this ___ day of December, 2008, but effective as of January 1, 2009.

TRANSOCEAN LTD.

By: /s/ Cheryl D. Richards
Name: __Cheryl D. Richards____________
Title: _Senior Vice President, Human Resources and IPS__

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